                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-39923) of U.S.A. Floral Products, Inc. of our reports relating to the respective financial statements which appear in this Current Report on Form 8-K/A.


Financial Statements                            Report Date
--------------------                            -----------
XL Group, Inc.                                  February 9, 1998

Continental Farms Limited and
Atlantic Bouquet Company Limited                February 27, 1998

Koehler & Dramm, Inc.                           March 3, 1998




/s/ Price Waterhouse LLP

Price Waterhouse LLP
Washington, D.C.
March 24, 1998